Exhibit 3.1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201	Filed in the office of	Document Number
(775) 684-5708	/s/ Barbara K. Cegavske	20150308482-73
Website: www.nvsos.gov	Barbara K. Cegavske	Filing Date and Time
	Secretary of State	07/06/2015 8:00 AM
	State of Nevada	Entity Number
Certificate of Change Pursuant		E0203082010-9
to NRS 78.209

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporation

1. Name of the corporation:

Ener-Core, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

200,000,000 shares of Common Stock, par value $0.0001 per share; and
50,000,000 shares of Preferred Stock, par value $0.0001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

4,000,000 shares of Common Stock, par value $0.0001 per share; and
1,000,000 shares of Preferred Stock, par value $0.0001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of Common Stock will be issued in exchange for every issued and outstanding fifty (50) shares of Common Stock

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

All fractional shares of Common Stock will be rounded up to the nearest whole share

7. Effective date of filing: (optional) Date: July 8, 2015 Time: 12:01 AM ET
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X /s/ Domonic J. Carney	Chief Financial Officer
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit the proper fees ay cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split
Revised: 1-5-15